                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                       Southern California Water Company
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          --------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          --------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          --------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          --------------------------------------------------------------------
     (5)  Total fee paid:

          --------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          --------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          --------------------------------------------------------------------
     (3)  Filing Party:

          --------------------------------------------------------------------
     (4)  Date Filed:

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

                       SOUTHERN CALIFORNIA WATER COMPANY

           NOTICE OF ANNUAL MEETING OF SHAREHOLDERS -- APRIL 25, 1995

Dear Shareholder:

     The Annual Meeting of the Shareholders of Southern California Water Company will be held at the Industry Hills Sheraton, One Industry Hills Parkway, City of Industry, California, on Tuesday, April 25, 1995, at 11:00 A.M., Pacific time, for the following purposes:

     1. To elect a board of seven directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

     2.  To ratify and approve a Key Executive Long-Term Incentive Plan.

     3. To transact any other business which may properly come before the meeting or any adjournment thereof.

     The Board of Directors has nominated the following individuals for election as directors: J.E. Auer, W.V. Caveney, R.B. Clark, N.P. Dodge, Jr., R.F. Kathol, L.E. Ross and F.E. Wicks.

     The Board of Directors has fixed the close of business on February 28, 1995, as the record date for the determination of shareholders entitled to notice of and to vote at this meeting or any adjournment thereof.

     It is important that every shareholder, whether owning one or more shares and whether or not expecting to attend the meeting in person, sign, date and promptly return the enclosed proxy. A return envelope, requiring no postage if mailed in the United States, is enclosed for convenience. By returning your signed proxy, you can help assure a quorum to transact the business of the meeting.

                                            By order of the Board of Directors


                                                  /s/ JAMES B. GALLAGHER
                                            -----------------------------------
                                                      James B. Gallagher
                                                           Secretary
San Dimas, California
March 17, 1995

                                PROXY STATEMENT
                       SOUTHERN CALIFORNIA WATER COMPANY
                          630 EAST FOOTHILL BOULEVARD
                          SAN DIMAS, CALIFORNIA 91773

                            ------------------------

                 SOLICITATION OF PROXY AND RIGHT OF REVOCATION

     The accompanying proxy is solicited by and on behalf of the Board of Directors of Southern California Water Company for use at the Annual Meeting of Shareholders to be held on April 25, 1995, or any adjournment thereof. Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by attending the meeting and voting in person or by a writing delivered to the Company stating that the proxy is revoked or by a subsequent proxy executed by the shareholder and presented to the meeting. All shares represented by each properly executed, unrevoked proxy received in time for the meeting will be voted as marked on the proxy. If the proxy is signed and returned, but is not marked, it will be voted (i) for all nominees listed or, if cumulative voting applies, at the discretion of the proxies named on the accompanying proxy card, as described herein, and (ii) in favor of the Key Executive Long-Term Incentive Plan, as described herein. You are encouraged to mark your proxy carefully in accordance with the instructions appearing thereon. The expense of soliciting proxies will be paid by the Company. This proxy statement and the accompanying proxy were mailed on or about March 17, 1995.

                                 VOTING RIGHTS

     The voting securities of the Company outstanding as of February 28, 1995 were 88,000 Preferred Shares and 7,845,092 Common Shares. Each Preferred Share is entitled to one vote and each Common Share is entitled to one-tenth of one vote. Common and Preferred shareholders vote as a single class.

     Votes cast by proxy or in person at the meeting will be counted by an inspector of election appointed by the Board of Directors to act as an election inspector for the meeting. The election inspector will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of votes cast on any matter submitted to the shareholders for a vote.

     The inspector of election will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered present for quorum purposes and may be entitled to vote on other matters). Any unmarked proxies, including those submitted by brokers or nominees, will be voted as indicated in the accompanying proxy card.

     In the election of directors, the candidates for election receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the number of directors to be elected, will be elected. Votes cast against a candidate or votes withheld will have no legal effect. No shareholder will be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of such shareholder's shares in the case of Preferred Shares or one-tenth that number in the case of Common Shares) unless such candidate's name has been placed in nomination prior to the voting and the shareholder has given notice at the meeting, prior to the voting, of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates who have been nominated. If voting for directors is conducted by cumulative voting, each share will be entitled to votes equal to the number of directors authorized times the number of votes to which it is otherwise entitled, which votes may be cast for a single candidate or may be distributed among two or more candidates in whatever proportion the shareholder may determine. The accompanying proxy card will grant the named proxies discretionary authority to vote cumulatively, if cumulative voting applies. If voting is not conducted by cumulative voting, each Preferred Share will be entitled to one vote and each Common Share will be entitled to one-tenth of one vote, and shareholders having a majority of the voting power exercised at the meeting will be able to elect all of the directors if they choose to do so. In that event, the other shareholders will be unable to elect any director or directors.

     On all matters other than the election of directors, the affirmative vote of the majority of the shares represented and voting at the meeting (if the shares voting affirmatively also constitute at least a majority of the quorum) is required, in addition to any other vote specified herein, for the shareholders to take action. Assuming the presence of a quorum, the shareholders present at the meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

                                    ITEM 1.

                             ELECTION OF DIRECTORS

     Action will be taken at the Annual Meeting to elect seven directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified. D.E. Brown, who is currently a Director of the Company, has determined not to seek re-election. It is intended that the proxies solicited and received by and on behalf of the Board of Directors will be voted for the re-election of the other current Directors, who are standing for re-election, and for the election of the New Nominees listed below (the "Nominees"), unless authority is withheld. If voting for directors is conducted by cumulative voting, the proxies named on the enclosed form of proxy will have discretionary authority to cumulate votes among the Nominees named herein.

     The proxies may also be voted for a substitute Nominee or Nominees in the event any one or more of the persons named below shall be unable to serve for any reason or be withdrawn from nomination, a contingency not now anticipated.

     The following table, together with its footnotes, presents information regarding the occupation, business experience, outside directorships and beneficial ownership of shares of the Company for each Director and Nominee.

                        PRINCIPAL OCCUPATION AND EXPERIENCE             PERIOD DURING     COMMON SHARES     PERCENT
                            DURING THE PAST FIVE YEARS;                 WHICH SERVED      BENEFICIALLY        OF
       NAME                     OTHER DIRECTORSHIPS             AGE      AS DIRECTOR          OWNED          CLASS
- -------------------    -------------------------------------    ---     -------------     -------------     -------
CURRENT DIRECTORS:
D.E. Brown             Senior Vice President of Kirkpatrick,    68      1971 to date          26,000(2)       *
                       Pettis, Smith, Polian, Inc.,
                       investment bankers, Omaha,
                       Nebraska(1)
W.V. Caveney           Chairman of the Board of the             68      1980 to date           7,167          *
                       Company(3)
R.B. Clark             Of Counsel to the law firm of            70      1970 to date           2,731          *
                       O'Melveny & Myers,
                       Los Angeles, California
N.P. Dodge, Jr.        President of N.P. Dodge Company, a       58      1990 to date           3,100          *
                       full service real estate concern,
                       Omaha, Nebraska(4)
F.E. Wicks             President and Chief Executive Officer    51      1990 to date             694          *
                       of the Company(5)

NEW NOMINEES:
J. E. Auer             Consultant to California Leadership      58           --                    0          *
                       Water Class and Consultant to the
                       San Francisco Estuary Project(6)
R.F. Kathol            Executive Vice President of              54           --                    0          *
                       Kirkpatrick, Pettis, Smith, Polian,
                       Inc., investment bankers, Omaha,
                       Nebraska
L.E. Ross              President and Chief Executive            54           --                    0          *
                       Officer of SMI Construction Co.,
                       a commercial and industrial
                       construction firm, Irvine,
                       California(7)

- ---------------

 *   Less than one percent.

(1)  D.E. Brown has determined to not seek reelection to the Board.

(2)  Shares held in the name of D.E. Brown's wife.

(3) W.V. Caveney was Chairman of the Board and Chief Executive Officer from 4/90 to 3/92 and President and Chief Executive Officer of the Company from 4/82 to 3/90.

(4) N.P. Dodge, Jr. is also Chairman of the Board of Hillcrest/Westlawn Cemeteries. Mr. Dodge is a director of Firststar Bank of Council Bluffs, a director of the Omaha Public District and a director of Bridges Investment Fund, which is managed by Bridges Investment Counsel, Inc., the investment management firm for the company's pension plan.

(5) F.E. Wicks was President of the Company from 4/90 to 3/92 and Vice President of Operations from 1/88 to 3/90.

(6) J.E. Auer served as Special Consultant to the Committee for Water Policy Consensus (1984-1990) and as Assigned Member to the University of California Agricultural Issues Center Advisory Board (1992-1995). Ms. Auer has also served as a member of the National Drinking Water Advisory Council to the United States Environmental Protection Agency, a member of the California State Water Resources Control Board and a member of both the Central Coast and the San Francisco Bay Regional Water Quality Control Boards.

(7) L.E. Ross also serves as a director of PacifiCare Health Systems serving on the Audit, Real Estate and Compensation Committees of that firm.

     O'Melveny & Myers, for which R.B. Clark is of counsel, and of which he is a retired partner, provides legal services to the Company.

     Kirkpatrick, Pettis, Smith, Polian Inc., of which R.F. Kathol is an Executive Vice President and D.E. Brown is a Senior Vice President, has served, at various times, as co-manager of the Company's Common Stock offerings and as co-agent on the Company's debt issuances.

     On July 25, 1994, the Board of Directors accepted the resignation of W.M. Kizer as a member of the Board. Director Brown is not standing for re-election in 1995. His term of office will expire upon the election of his successor at the Annual Meeting of Shareholders.

     Directors met as a board four times in 1994. An Audit Committee consisting of R.B. Clark, W.M. Kizer and N.P. Dodge, Jr. met two times during 1994. An Audit Committee consisting of R.B. Clark, N.P. Dodge, Jr. and D.E. Brown met two times during 1994. A Compensation Committee (referenced below) met four times in 1994. The Board has not appointed a Nominating Committee. No director, except D.E. Brown, attended less than 75% of the board meetings and other committee meetings on which they serve.

     The Audit Committee provides advice and assistance to the Company on accounting and financial reporting practices of the Company. It reviews the scope of audit work and findings of the firm of independent public accountants who serve as auditors of the Company, and also monitors the work of the Company's internal auditors. It also reviews the qualifications of and recommends to the Board of Directors a firm of independent auditors and reviews and approves fees charged by the independent auditors.

     A Compensation Committee was appointed during 1994 and consisted of all members of the Board of Directors except F.E. Wicks. The Compensation Committee reviews and makes recommendations to the Board of Directors as to the annual compensation of the executive officers, as well as considering related matters, such as management performance and management planning and succession.

     During 1994, directors Dodge and Clark earned directors' fees including amounts deferred -- see "Deferred Compensation Plan for Directors and Executives," -- of $19,000. Director Brown earned director's fees of $17,000 while director Kizer earned $17,000 including $6,250 paid pursuant to the Retirement Plan for Non-employee Directors -- see "Pension Plan." Outside directors are presently paid an annual retainer, payable monthly, of $15,000. In addition, each such director receives a $1,000 fee for each meeting attended (the regular and organization meetings of the board held in April are deemed one meeting for purposes of the per meeting fee).

     Chairman of the Board Caveney earned $94,500 as chairman during 1994, which is the current annual rate for such service. President Wicks was compensated as an officer of the Company and received no separate compensation as a director.

                                    ITEM 2.

                                APPROVAL OF THE
                       SOUTHERN CALIFORNIA WATER COMPANY
                     KEY EXECUTIVE LONG-TERM INCENTIVE PLAN

     The Board of Directors of the Company has approved the Southern California Water Company Key Executive Long-Term Incentive Plan in the form attached as Appendix A to this proxy statement (the "Plan"), subject to the approval of the Plan by the shareholders of the Company. In general, the Plan authorizes the Company to provide the opportunity to key executives of the Company to earn awards of cash or shares of the Company's Common Shares based upon the Company's performance over a three-year period. Shares earned under the Plan will be subject to forfeiture if restrictions relating to continued employment with the Company are not met.

     The Board believes that the Plan will (a) promote additional focus by participants on actions that contribute directly to the creation of value for shareholders, (b) closely link the interests of shareholders and Company executives, (c) enable the Company to attract and retain top quality executive talent and (d) increase executive ownership of Common Shares.

     A maximum of 150,000 Common Shares would be subject to the Plan. Shares may be paid from either the authorized but unissued shares or shares previously issued and outstanding, but reacquired by or on behalf of the Plan. The Plan provides for appropriate adjustments in the number and kind of shares issuable pursuant to the Plan and to any previously awarded Common Shares in the event of a stock split, stock dividend, recapitalization or similar corporate transactions. If approved by the Company's shareholders, the Plan will be effective as of January 1, 1995. The price of the Common Shares on January 1, 1995 was $17.50 per share.

     Shareholders are being asked to ratify and approve the Plan at the 1995 Annual Meeting of Shareholders. Ratification and approval requires the affirmative vote of a majority of the shares present or represented and entitled to vote at the meeting. The following summary of the key features of the Plan is qualified in its entirety by reference to the Plan.

     ADMINISTRATION. The Plan will be administered by a Committee of the Board of Directors, or a subcommittee thereof (the "Committee"), which shall be composed of two or more directors each of whom is ineligible to participate in the Plan and who shall have been ineligible to participate for at least one year prior to such member's appointment to the Committee. Each member of the Committee shall be a "disinterested person" as defined in Rule 16b-3(c)(2)(i) under the Securities Exchange Act of 1934 (the "Act"), as in effect from time to time. Subject to the provisions of the Plan, the Committee is authorized to interpret the Plan and to make all determinations necessary or advisable for administering the Plan, including but not limited to designating Plan participants; establishing threshold, target and maximum awards for each participant; establishing performance measures and objectives for earning awards under the Plan; certifying the level of performance achieved; designating the form of payment of earned awards between cash and Common Shares; and determining restrictions to be placed on the Common Shares earned under the Plan.

     The Plan may be amended by the Committee without shareholder approval, except that any amendment to the Plan which would (a) materially increase the benefits accruing to participants under the Plan, (b) increase the number of Common Shares which may be awarded under the Plan (except for such adjustments as are provided for in the Plan), or (c) materially modify the requirements as to eligibility for participation in the Plan, requires shareholder approval. Upon amendment, suspension or revocation of the Plan, the Committee may in its discretion authorize the proration or early distribution, or both, of awards.

     ELIGIBILITY. Executives of the Company who, in the opinion of the Committee, hold key executive, administrative or professional positions may be selected to participate in the Plan. In selecting participants, the Committee may take into account the nature of an employee's services, his or her present and potential contributions to the success of the Company, and such other factors as the Committee in its discretion deems relevant. The President and Chief Executive Officer of the Company and each of the Vice Presidents of the Company named in the table under -- "Executive Officers Experience and Compensation" -- are expected to participate initially in the Plan. The Committee may add new participants to the Plan during a performance cycle.

     AWARDS. The Plan provides for the Committee to establish award opportunities for each participant based on the participant's level of responsibility, ability to influence long-term Company performance, competitive pay considerations, and other relevant criteria in light of Plan objectives. The participant's actual award will depend upon the Company's achievement of performance objectives over a three-year performance cycle. The Committee will establish performance objectives for each participant for a performance cycle from among the following performance measures: earnings per share of Common Shares, total shareholder return, the price of Common Shares and the Company's rate of return in relation to its authorized rate of return on equity. With the approval of the Board of Directors, the Committee may establish additional performance measures. The Company's performance may be measured against a peer group of publicly-traded water and electric utilities selected by the Committee, or against internal goals established by the Committee, or both. The Committee may delete or replace a member of the peer group, during a performance cycle if it determines that the member no longer provides an appropriate basis for comparison. It is anticipated that a new three-year performance cycle will be established each year.

     For the first performance cycle commencing January 1, 1995, the Committee has determined that awards will be based upon earnings per share growth and total shareholder return relative to a peer group selected by the Committee. The receipt of awards will require the achievement of certain minimum performance levels. Awards also may be decreased if the Company does not achieve a certain rate of return on equity. The Company must achieve a specified minimum share price, if participants are to receive any award under the Plan, although this requirement may be waived by the Committee. The receipt of full target awards will require performance exceeding the median of the peer group, and the receipt of maximum awards will require that performance exceeds target award levels.

     Awards earned under the Plan will be paid as soon as practicable after the conclusion of the performance cycle to which the award relates and upon certification by the Committee of the performance level achieved by the Company and the associated award earned by the participant. Awards may be paid in the form of cash or Common Shares, or both. Common Shares awarded under the Plan will be subject to forfeiture until restrictions established by the Committee are satisfied. Common Shares awarded under the Plan will be held by the Company during the restriction period and may not be sold, hypothecated or otherwise transferred by the participant until the applicable restrictions lapse. During the restriction period, the participant will enjoy all other rights as a shareholder of the shares, including the right to receive dividends declared and paid in respect of such shares and to vote the shares.

     Following the commencement of a performance cycle, the Committee may not alter the performance objectives established for the performance cycle. However, the Committee may, in its discretion, increase or decrease a participant's award to reflect the participant's promotion, demotion, or change of duties, or reduce, eliminate or defer awards for any performance cycle if the payment of awards would not be in the best interests of the Company, or if awards were materially increased by external events not anticipated at the time the performance objectives were established.

     A participant's rights under the Plan may not be transferred or assigned by the participant other than by will or the laws of descent and distribution.

     TERMINATION OF EMPLOYMENT. In the event that a participant's employment with the Company is terminated during a performance cycle for any reason other than death, permanent disability or early or normal retirement (as defined in the Plan), the participant will forfeit the opportunity to earn an award under the Plan for that performance cycle. In the event that a participant's employment with the Company is terminated for any reason other than death, permanent disability or early or normal retirement prior to the lapse of restrictions on Common Shares previously received as an award payment, such Common Shares will be forfeited.

     In the event of a participant's death, permanent disability or early or normal retirement during a performance cycle, the participant will be eligible to earn a pro-rata award for that performance cycle. In the event of a participant's death, permanent disability or early or normal retirement prior to the lapse of restrictions on Common Shares previously received as an award payment, the restrictions on such Common Shares shall lapse.

     All pro-rated awards will be paid at the same time as normal awards under the Plan.

     CERTAIN EVENTS. In the event of a change of control of the Company, as defined in the Plan, a participant will be entitled to receive a pro-rata award for each performance cycle then in effect for the participant, based upon the actual performance of the Company, as determined by the Committee, through the effective date of the change of control. In addition, any remaining restrictions on Common Shares previously received in payment of an award under the Plan shall lapse.

     FEDERAL TAX TREATMENT. Under the present federal tax laws, the federal income tax treatment of awards under the Plan is as follows:

     For awards paid in cash, an employee realizes taxable income and the Company is entitled to a deduction when the award is actually paid. For awards paid in Common Shares subject to forfeiture restrictions, unless an election is made under Section 83(b) of the Internal Revenue Code, an employee realizes no taxable income and the Company is not entitled to a deduction when the shares are awarded. On the date the restrictions on the shares lapse, the employee will realize ordinary income equal to the fair market value of the shares, and the Company will be entitled to a corresponding deduction. Upon a sale of shares, the employee will realize a short-term or long-term capital gain or loss, depending upon whether the shares sold have been held for more than one year from the date the employee realized income. Such gain or loss will be equal to the difference between the sale price of the shares and the fair market value of the shares on the date the employee realized income.

     The Board of Directors recommends that shareholders vote "FOR" the proposal to ratify and approve the Southern California Water Company Key Executive Long-Term Incentive Plan. Proxies solicited and received by and on behalf of the Board of Directors will be voted "FOR" ratification and approval of the Plan, unless otherwise directed.

                               EXECUTIVE OFFICERS
                          EXPERIENCE AND COMPENSATION

     The Company had eight executive officers as of December 31, 1994. Information regarding the identities, business experience and beneficial ownership of shares of those individuals is shown in the following table and footnotes thereto:

                                                                      HELD SUCH   COMMON SHARES   PERCENT
                       PRINCIPAL OCCUPATION AND EXPERIENCE            POSITION    BENEFICIALLY      OF
      NAME                 DURING THE PAST FIVE YEARS           AGE     SINCE         OWNED        CLASS
- -----------------  -------------------------------------------  ---   ---------   -------------   -------
W.V. Caveney       Chairman of the Board(1)                     68       4/92         7,167         *
F.E. Wicks         President and Chief Executive Officer(2)     51       4/92           694         *
T.J. Bunosky       Vice President -- Customer Service of        40       4/94           219         *
                   Region II(3)
J.A. Dickson       Vice President -- Customer Service of        42       4/94         1,159         *
                   Region III(4)
J.B. Gallagher     Vice President -- Finance, Chief Financial   40       4/94           343         *
                   Officer and Secretary(5)
D.K. Saddoris      Vice President -- Customer Service of        51       4/94         1,659         *
                   Region I(6)
R.J. Vogel         Vice President -- Customer and Operations    59       4/94           387         *
                   Support(7)
J.F. Young         Vice President -- Regulatory Affairs(8)      50       4/94         7,847         *

- ---------------

 *   Less than one percent

(1) Chairman of the Board and Chief Executive Officer of the Company from 4/90 to 3/92 and President and Chief Executive Officer from 4/82 to 3/90.

(2) President from 4/90 to 3/92 and Vice President of Operations from 1/88 to 3/90.

(3) Vice President of Operations from 3/93 to 3/94, Manager of Operations from 5/91 to 2/93, Director of Engineering, Production and Water Resources from 12/90 to 4/91, Director of Water Resources from 10/90 to 11/90; Assistant Manager of Operations for Ohio Water Service Company from 4/83 to 9/90.

(4) Vice President -- Regulatory Affairs and Utility Business Development 9/90 to 3/94; Employed by Suburban Water Systems as Vice President of Finance and Administration from 8/88 to 5/90.

(5) Secretary, Treasurer and Chief Financial Officer from 10/90 to 3/94 and Secretary and Treasurer from 10/87 to 9/90.

(6) Director of Operations -- Northern/Coastal Division from 5/90 to 3/94 and Northern Division Manager from 7/78 to 4/90.

(7) Vice President of Administration from 2/93 to 3/94, Director of Administration from 1/93 to 2/93, Director of Information Systems from 6/92 to 12/92; Executive Vice President and Chief Operating Officer of Suburban Water Systems from 10/85 to 4/92.

(8) Assistant Vice President for Conservation Management and Governmental Affairs from 4/92 to 3/94, Assistant Vice President of Operations from 5/91 to 3/92 and Director of Operations from 4/89 to 4/91.

     Directors and executive officers of the Company as a group beneficially own 51,306 Common Shares of the Company, which is less than one percent of the total shares outstanding. No director or executive officer of the Company owns any of the Company's outstanding preferred shares.

     The following table sets forth information on compensation of the Company's Chief Executive Officer and its four most highly compensated executive officers for the three most recent calendar years:

                                                            ANNUAL COMPENSATION
                                                        ---------------------------      ALL OTHER
             NAME AND PRINCIPAL POSITION                YEAR         SALARY(1)        COMPENSATION(2)
- ------------------------------------------------------  -----   -------------------   ---------------
F.E. Wicks - President and Chief Executive Officer       1994        $ 251,796            $   267
                                                         1993          237,918              3,700
                                                         1992          216,895(3)           3,332
J.A. Dickson - Vice President - Customer Service of      1994          139,625              2,313
  Region III                                             1993          132,687              2,288
                                                         1992          126,606              2,110
T.J. Bunosky - Vice President - Customer Service of      1994          138,307              2,282
  Region II
                                                         1993          130,807(4)           2,231
                                                         1992          109,930             13,619(5)
R.J. Vogel - Vice President - Customer and Operations    1994          124,023              2,061
  Support
                                                         1993          114,818(6)             267
                                                         1992           55,044                 --
J.B. Gallagher - Vice President - Finance, Chief         1994          121,488              2,016
  Financial Officer and Secretary                        1993          111,678              1,944
                                                         1992          105,903              1,046

- ---------------

(1) The executive officers of the Company receive both cash compensation and certain perquisites, including the personal use of Company vehicles. However, the aggregate amount of such perquisites received by each named officer does not exceed 10% of the total annual salary of each named officer.

(2) Includes Company payment of premium on business travel and accident policy of $39 per person per year and Company payment of the premium on group life insurance of $228 per person per year. Except with regard to footnote (5) below, the balance represents the Company's matching contribution to the 401(k) Plan for the benefit of the named officer.

(3) Elected Chief Executive Officer in 1992.

(4) Elected executive officer in April, 1993.

(5) Includes $13,619 in 1992 as remuneration for relocation expenses.

(6) Elected executive officer in April, 1993. Employed by the Company beginning in June, 1992.

     The Company currently has no bonus, profit sharing, stock option, stock appreciation right or other remunerative program (other than pension and welfare benefits) in effect. Shareholders are being asked to ratify and approve a Key Executive Long-Term Incentive Plan at the 1995 Annual Meeting. If approved, the provisions of the Key Executive Long-Term Incentive Plan will become effective as of January 1, 1995.

                                  PENSION PLAN

     The Company has a defined benefit pension plan that is noncontributory. Benefits are determined under a formula applied uniformly to all employees, regardless of position, and amounts depend on length of service and the average of the five highest consecutive years of compensation earned. For purposes of pension calculations, compensation includes salary and all other compensation but excludes the value of personal use of Company vehicles and other perquisites. An employee who terminates employment after having at least five years of service with the Company has a vested interest in the plan.

     Annual benefits payable at retirement (at age 65 or beyond) are reduced by a percentage of primary social security benefits based upon years of credited service and are payable monthly. The following table illustrates the estimated annual benefits payable upon retirement for persons in the earnings classifications with years of service as shown, but excluding the Social Security deduction.

                                              BENEFITS BASED ON LENGTH OF SERVICE
     AVERAGE ANNUAL        --------------------------------------------------------------------------
   SALARY FOR HIGHEST        15           20           25           30
 CONSECUTIVE FIVE YEARS     YEARS        YEARS        YEARS        YEARS       35 YEARS      40 YEARS
- -------------------------  -------      -------      -------      -------      --------      --------
        $ 75,000           $22,500      $30,000      $37,500      $45,000      $ 52,500      $ 60,000
         100,000            30,000       40,000       50,000       60,000        70,000        80,000
         125,000            37,500       50,000       62,500       75,000        87,500       100,000
         150,000            45,000       60,000       75,000       90,000       105,000       120,000

     The executive officers listed in the summary compensation table have the following credited years of service under the pension plan: F.E. Wicks -- 7; J.A. Dickson -- 4; T.J. Bunosky -- 4; R.J. Vogel -- 2, J.B. Gallagher -- 7, J.F. Young -- 17 and D.K. Saddoris -- 27.

     The plan provides an early retirement option for those employees whose age plus number of years of service equal at least 90.

     The Board of Directors has a Retirement Plan for Non-Employee Directors (the "Plan") of the Company. The Plan provides annual benefits to eligible directors in an amount equal to the annual retainer in effect at such director's date of retirement. Benefits are payable in monthly installments for a period equal to the shortest of (a) the life of the director following retirement, (b) the period such individual was a director or (c) ten years. In the case of death of the director, benefits will continue to be received by such director's surviving spouse for the remaining period for which the director would have been entitled to receive benefits except for death. Benefits are payable to directors after the age of 62 and after retirement from the board, except that a director who ceases to be a director before attaining age 62 because of ill health or death may receive benefits immediately after retirement from the board, or at such later date as he or she may request. Directors who are "removed for cause" are not eligible for benefits under the Plan. As a condition of participation in the Plan, an eligible director must agree to retire from the board at the annual shareholders' meeting occurring on or next following such director's 72nd birthday, and to accept nomination as a director if requested by the Board (and to serve if so nominated) for at least ten years after his or her first election to the board.

            DEFERRED COMPENSATION PLAN FOR DIRECTORS AND EXECUTIVES

     Under the Company's Deferred Compensation Plan for Directors and Executives, directors and eligible officers and employees are entitled to defer all, in the case of directors, or a portion, in the case of officers and employees, of their compensation until specified times after the deferral. Interest accrues on amounts deferred under the Plan, but such accrued interest is not included in the compensation table on page 10 because the interest rate does not exceed prevailing rates of interest at the time the interest is accrued.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee's report on executive compensation is set forth below. Mr. William V. Caveney, a member of this Committee and Chairman of the Board of Directors, is, in his capacity as Chairman of the Board, an officer of the Company. Mr. Caveney does not actively participate in the daily operation of the Company, duties as to which are the responsibility of Mr. Wicks, President and Chief Executive Officer of the Company. No other member of this Committee is a current or former officer or employee of the Company or any of its subsidiaries or affiliates.

     R. B. Clark and D. E. Brown are also members of this Committee. R. B. Clark is a director of the Company. Mr. Clark is of counsel to and is a retired partner of O'Melveny & Myers, which provides legal services to the Company. Mr. Brown, who is not seeking re-election as a director, is Senior Vice President of Kirkpatrick, Pettis, Smith, Polian Inc., which has served as co-manager of the Company's Common Stock offerings and as co-agent on the Company's debt sales in the past.

     The following Report and the Performance Graph included in this proxy statement shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report or the Performance Graph by reference therein, and shall not be deemed soliciting material or otherwise deemed filed under either of such Acts.

                        REPORT ON EXECUTIVE COMPENSATION

To: The Board of Directors

     The principal responsibility of the Compensation Committee of the Board of Directors is to review and make recommendations as to the annual compensation of the executive officers of the Company. In addition to cash and other types of compensation, our responsibility includes consideration of related matters such as evaluation of management performance and management planning and succession. The Compensation Committee reviews these matters in detail with the Board of Directors and reports to it the Compensation Committee's recommendations as to compensation of the executive officers named in the Company's proxy statement. The Compensation Committee also reviews management's recommendations as to the compensation of certain senior executives who report directly to those executive officers.

     Sibson and Company, Inc. ("Sibson") has provided reports and advice to the Company with respect to the appropriate compensation and benefit levels of executive officers and senior executives of the Company since 1991. As part of its studies, Sibson compares compensation paid by water utilities and industrial companies having gross revenues and numbers of employees and customers relatively similar to that of the Company, taking into account four areas of compensation: base salary, annual incentives, long-term incentives and benefits and perquisites. These water utilities are those included in the Dow Jones Water Utility Index reported in the performance graph set forth in this proxy statement, as well as seven other water utilities. The Compensation Committee has relied on the reports prepared by Sibson and others, and the committee's subjective evaluation of performance by the executive officers in the discharge of their assigned duties and responsibilities, and has considered the performance of the Company generally, in determining appropriate compensation levels for the Company's executive officers and senior executives.

     In April 1994, the Compensation Committee requested that certain sections of the Sibson report prepared for the Company in 1993 by Sibson and the Chase Consulting Group be updated by the Company for use, as appropriate, in determining compensation levels (the "1994 Study"). The April 1994 Study included a survey of salaries from similarly situated water utility companies. Based on the April 1994 Study, base salaries for the executive group, including the Chief Executive Officer, would remain competitive within the median range of those companies included in the 1994 Study for the ensuing twelve months.

     As in the past, the Compensation Committee has not adopted a formula relationship between the Company's financial performance and the level of compensation paid to its executive officers in part because of the pervasive effects that varying regulatory practices and weather conditions have on financial performance, which effects are largely outside the immediate control of the executive officers. In determining the compensation of Mr. Wicks and other executives, the committee also relied upon a subjective evaluation of the Company's earnings performance, in light of those considerations and of the performance of the executive staff in maintaining and enhancing the Company's ability to meet its challenges, including water quality and water supply issues, earnings levels and the successful resolution of issues before the California Public Utilities Commission and other regulatory agencies. Upon review of all of the objective and subjective factors described above, the Compensation Committee in April 1994, recommended and the Board authorized that Mr. Wicks' base compensation be increased by 5% for the ensuing twelve months.

     The Compensation Committee recognizes that changes to the Internal Revenue Code in 1993 affect, subject to limited exceptions, the deductibility of compensation in excess of $1,000,000 for certain executive officers unless such compensation qualifies as "performance-based." However, since the Company's current compensation program does not provide for annual compensation to any executive in excess of $1,000,000, the deduction limitations are presently inapplicable to the Company.

     Compensation Committee
         D. E. Brown
         R. B. Clark
         N. P. Dodge, Jr.
         W. M. Kizer
         W. V. Caveney

                               PERFORMANCE GRAPH

     The graph below compares the performance of Southern California Water Company to the S&P 500 and the Dow Jones Water Utility Index, a published industry index. The graph shows the total return to shareholders for the last five years of an investment of $100 made on December 31, 1989 and assuming reinvestment of all dividends. As with any investment, the historical performance reflected in this performance graph is not necessarily indicative of future performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
        AMONG SOUTHERN CALIFORNIA WATER COMPANY, THE S & P 500 INDEX AND
                      THE DOW JONES WATER UTILITIES INDEX

                                  SOUTHERN CALI-
  MEASUREMENT PERIOD               FORNIA WATER                        D J WATER UTILI-
 (FISCAL YEAR COVERED)               COMPANY           S & P 500             TIES
 ---------------------            --------------       ---------       ----------------
         1989                           100                100                100
         1990                           101                 97                 89
         1991                           130                126                136
         1992                           165                136                146
         1993                           191                150                164
         1994                           163                152                154

- ---------------

* $100 invested on December 31, 1989 in stock or index -- including reinvestment of dividends. Fiscal year ending December 31.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information with respect to the beneficial owners of more than five percent of any class of the Company's voting securities on February 28, 1995 based upon public information known to the Company.

                                                                         AMOUNT AND
                                                                          NATURE OF
            NAME AND ADDRESS OF                                          BENEFICIAL           PERCENT
             BENEFICIAL OWNER                  TITLE OF CLASS             OWNERSHIP           OF CLASS
            -------------------             ------------------        ---------------        --------
First Colony Life Insurance Company          Preferred Shares          45,842--Direct           52.1*
  700 Main Street
  Lynchburg, Virginia
Massachusetts Mutual Life Insurance Co.      Preferred Shares          12,000--Direct           13.6
  1295 State Street
  Springfield, Massachusetts
Equitable Life Insurance Company of Iowa     Preferred Shares          2,645--Direct             3.0
  699 Walnut Street
  Des Moines, Iowa

- ---------------

* Represents 5.3% of total eligible vote.

                           ANNUAL REPORT (FORM 10-K)

     The Company undertakes, on written request, to provide, without charge, each person from whom the accompanying proxy is solicited, with a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1994 as filed with the Securities and Exchange Commission, including the financial statements and schedules. Requests should be addressed to Southern California Water Company, 630 East Foothill Boulevard, San Dimas, California 91773,
Attention: Office of the Treasurer.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP served as the Company's independent public accountants for the year ended December 31, 1994. No accounting firm has been selected for the current year. The Board of Directors normally selects the public accountants for each year in July of that year. Representatives of Arthur Andersen LLP will be at the Annual Meeting of Shareholders and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

                                 OTHER MATTERS

     Management of the Company knows of no business, other than that mentioned above, to be transacted at the Annual Meeting, but if other matters do properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote in regard thereto in accordance with their judgment, and discretionary authority to do so is included in the proxy.

                       PROPOSALS FOR NEXT ANNUAL MEETING

     Any proposal which a shareholder intends to present at the next Annual Meeting of Shareholders to be held in April 1996 must be received at the principal executive office of the Company by November 17, 1995 if such proposal is to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                                   APPENDIX A

                       SOUTHERN CALIFORNIA WATER COMPANY

                     KEY EXECUTIVE LONG-TERM INCENTIVE PLAN

     1. PURPOSE. The Southern California Water Company (together with any successors and assigns, the "Company") Key Executive Long-Term Incentive Plan (the "Plan") is intended to promote sustained success of the Company and closely link executives' interests to those of the Company's shareholders by (a) focusing key executives of the Company on actions that contribute directly to the creation of value for shareholders, (b) enabling the Company to continue to attract, retain and motivate executives of the highest caliber, and (c) providing a performance-based vehicle through which key executives may acquire and retain Company stock.

     2. COMPLIANCE WITH APPLICABLE LAWS. The provisions of this Plan are intended to comply with all provisions of applicable laws and government regulations. As to Participants subject to Section 16 of the Securities Exchange Act of 1934, all transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 ("Rule 16b-3") of the Securities and Exchange Commission under that Act. To the extent that any provision of this Plan or action by the Committee or Board fails to so comply, such provision or action shall be considered ineffective or, in the discretion of the Committee, modified so as to conform to applicable laws, regulations and conditions. The Committee shall have the authority to take such actions as may be required to comply with such applicable laws, regulations and conditions.

     3. DEFINITIONS.  The following definitions shall apply to the Plan:

         3.1 Authorized Rate of Return means the weighted average of the annual rate or rates of return on equity authorized for the Company during a Performance Cycle by the California Public Utilities Commission. Authorized Rate of Return during a Performance Cycle shall be calculated by the Company, subject to review by the Company's external auditors.

         3.2 Award means a payment, either in cash or Common Shares, earned in accordance with the provisions of the Plan.

         3.3 Board means the Board of Directors of the Company.

         3.4 Change of Control shall mean any or all of the following:

         (1) The dissolution or liquidation of the Company, unless its business is continued by another entity in which holders of the Company's voting securities immediately before the event own more than 50% of the continuing entity's voting securities immediately after the event;

         (2) Approval by the shareholders of the Company of any sale, lease, exchange or other transfer (in one or a series of transactions) of all or substantially all of the assets of the

     Company, unless its business is continued by another entity in which holders of the Company's voting securities immediately before the event own more than 50% of the continuing entity's voting securities immediately after the event;

         (3) Approval by the shareholders of the Company of any reorganization or merger of the Company, unless the holders of the Company's voting securities immediately before the event own more than fifty percent (50%) of the continuing or surviving entity's voting securities immediately after the event;

         (4) A change of one-half or more of the members of the Board within a twelve-month period, unless the election or nomination for election by shareholders of new directors within such period constituting a majority of the Board was approved by the vote of at least two-thirds of the directors then still in office who were in office at the beginning of the twelve-month period.

         3.5 Committee means a Committee of the Board consisting of two (2) or more directors appointed by the Board to administer the Plan pursuant to Section
5. All members of the Committee shall be "disinterested persons" (as defined in Rule 16b-3) in respect of the Plan.

         3.6 Common Shares means the common shares of the Company (par value of $2.50) or any security of the Company issued in substitution, exchange, or in lieu thereof as contemplated by Section 12.

         3.7 Disability means a physical or mental condition that permanently prevents a Participant from performing his or her normal duties of employment. If a Participant is covered by a Company-sponsored long-term disability program and the Participant is determined to qualify for disability benefits under that program, then the Participant shall be presumed to qualify as permanently disabled for purposes of the Plan unless the Committee reasonably determines that the Participant is not permanently disabled for purposes of the Plan. If a Participant is not covered by a Company-sponsored long-term disability program, then the Participant shall be presumed to be permanently disabled for purposes of the Plan if the Committee so determines upon review of one of more medical opinions acceptable to the Committee.

         3.8 Early Retirement means a voluntary Termination of Service at or after reaching age sixty-two (62) with the approval of the Committee.

         3.9 Earnings Per Share Growth means the percentage change in fully-diluted earnings per Common Share between the latest fiscal year ending before the beginning of a Performance Cycle and the latest fiscal year ending before or upon the completion of the same Performance Cycle, calculated from the audited annual reports prepared for shareholders for those fiscal years, excluding any items classified in the reports as extraordinary, and excluding any gain or loss from the sale of operating properties.

         3.10 Executive means an employee of the Company determined by the Committee to hold a key executive position.

         3.11 Market Price: Market Price at the beginning of a Performance Cycle means the average of the closing prices of one Common Share on the New York Stock Exchange during the thirty (30) consecutive trading days ending with the last day immediately before commencement of the Performance Cycle. Market Price at the end of a Performance Cycle means the average of the closing prices of one Common Share on the New York Stock Exchange during the thirty (30) consecutive trading days ending with the last day of the Performance Cycle. Market Price upon a Change in Control means the average of the closing prices of one Common Share on the New York Stock Exchange during the seven (7) consecutive trading days ending on the date on which the Change in Control occurs. If the Common Shares cease to be listed on the New York Stock Exchange, references to that Exchange thereafter shall refer instead to the principal market on which the Common Shares are traded.

         3.12 Maximum Award means the maximum value in dollars of an Award, expressed as a percentage of a Participant's Salary at the beginning of a Performance Cycle, that the Participant is eligible to receive in cash or Common Shares for that Performance Cycle if the Performance Objectives for the Maximum Award as set forth in the Participant Agreement established for that Performance Cycle are fully achieved.

         3.13 Normal Retirement means voluntary Termination of Service at or after reaching age sixty-five (65).

         3.14 Participant means an Executive designated by the Committee to participate in the Plan.

         3.15 Participation Agreement means an agreement between the Company and a Participant with respect to an Award, in form designated by the Committee.

         3.16 Peer Group means a group of publicly-traded water and electric utilities selected by the Committee for a Performance Cycle. The Peer Group shall be selected based upon criteria satisfactory to the Committee and intended to provide an appropriate basis for comparison with the Company in determining Awards. One or more members of a Peer Group established for a Performance Cycle may be deleted or replaced if the Committee determines that the member or members no longer provide an appropriate basis for comparison.

         3.17 Performance Cycle means three consecutive fiscal years of the Company over which its (and the Peer Group's) performance is measured for determining whether and to what extent an Award is earned under the Plan. It is the intent of the Plan, but not a requirement, that a new three-year Performance Cycle will begin each fiscal year.

         3.18 Performance Measures means the specific performance measures selected by the Committee as described in Section 7 below as bases for determining Awards for a particular Performance Cycle. With the approval of the Board, the Committee may establish additional measures from which to select.

         3.19 Performance Objectives means the specific performance goals for the Performance Measures established by the Committee for a Performance Cycle against which performance is assessed under the Plan.

         3.20 Rate Of Return means the Company's average annual return on equity during a Performance Cycle calculated from the audited annual reports prepared for shareholders for the fiscal years comprising that Performance Cycle, excluding any items classified in the reports as extraordinary. Rate of Return during a Performance Cycle shall be calculated by the Company, subject to review by the Company's external auditors.

         3.21 Salary means a Participant's regular annual base salary, before any deductions and exclusive of any bonuses, payments under employee benefit or incentive plans and other non-regular forms of compensation, whether deferred or received currently, as of the first day of a Performance Cycle.

         3.22 Service means substantially full-time employment (whether active or on an authorized leave of absence) with the Company.

         3.23 Target Award means the value in dollars of an Award, expressed as a percentage of a Participant's Salary at the beginning of a Performance Cycle, that the Participant is eligible to receive in cash or Common Shares for that Performance Cycle if the Performance Objectives for the Target Award as set forth in the Participation Agreement established for that Performance Cycle are fully achieved.

         3.24 Termination of Service means termination of Service with the Company for any reason, whether voluntary or involuntary, including death, Disability, Early Retirement or Normal Retirement.

         3.25 Total Shareholder Return means the total return on one Common Share during a Performance Cycle measured by dividing (i) the sum of (a) all dividends paid on one Common Share during that Performance Cycle and (b) the difference between the Market Price of one Common Share at the beginning of the Performance Cycle and the end of that Performance Cycle by (ii) the Market Price of one Common Share at the beginning of that Performance Cycle.

     4. ELIGIBILITY. Eligibility for the Plan shall be at the discretion of the Committee and shall be limited to Executives of the Company selected by the Committee. Participation in the Plan for any one Performance Cycle shall not create any right to participate in any other Performance Cycle.

     5. PLAN ADMINISTRATION. The Plan shall be administered by the Committee. The Committee is authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations pertaining to the Plan, provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. In selecting a Participant, the Committee may take into account the nature of services rendered by the Executive, his or her present and potential contributions to the success of the Company, and such other factors as the Committee in its discretion shall deem relevant. The Committee's authority shall include but shall not be limited to:

         (1) All determinations and actions which this Plan specifies the Committee shall or may make or take;

         (2) All actions necessary or incidental to clause (1) above;

         (3) The final determination and written certification of the performance level achieved by the Company during a Performance Cycle and the associated Awards earned by Participants; and

         (4) The treatment of unanticipated events materially affecting Plan administration or objectives.

Determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and shall be binding and conclusive for all purposes and for all persons.

     Expenses of administering the Plan shall be borne by the Company.

     6. AWARD DETERMINATION PROCESS. For each Performance Cycle, the Committee shall assign each Participant in that Cycle a Target Award and a Maximum Award based on the Participant's level of responsibility, ability to influence longterm Company performance, competitive compensation considerations and other relevant criteria in light of the objectives of the Plan. The Committee may also establish other Award levels above or below the Target Award and Maximum Award levels, with values based on (i.e. either above or below, respectively) the latter levels, as determined by the Committee. In addition, the Committee shall establish Performance Measures and Performance Objectives for the Performance Cycle as well as the relationship between Awards and different levels of achievement relative to the Performance Objectives. A Participant's levels, applicable Performance Measures, Performance Objectives, and the relationship between the Participant's stated Award levels and different levels of achievement shall be described in a Participation Agreement entered into between the Company and the Participant for each Performance Cycle.

     The Committee reserves the right to adjust a Participant's Target Award and Maximum Award during a Performance Cycle, in its sole discretion, to reflect the promotion, demotion or change of duties of a Participant. If a Participant's Award is adjusted during a Performance Cycle, calculation of the Award for that Performance Cycle will be determined by prorating each Award according to the number of days each was in effect during the Performance Cycle. Awards shall be determined by the Committee in accordance with the terms of the Participation Agreement. The Plan does not provide for discretionary payments outside of Awards determined in accordance with the Plan. However, the Committee reserves the right to reduce, eliminate or defer Awards if the Committee deems, in its sole discretion, that payment of Awards earned under the Plan would not be in best interests of the Company or if Awards were materially increased by external events not anticipated at the time that the Performance Objectives were established.

     7. PERFORMANCE MEASUREMENT. The Committee, in its sole discretion, shall establish the Performance Objectives for each Executive who is a Participant in a Performance Cycle for that Performance Cycle from among the following Performance Measures: Earnings Per Share; Total Shareholder Return; price of Common Shares; and the Company's Rate of Return in relation to its Authorized Rate of Return. Performance may be measured against the performance of the Peer Group or against internal goals established by the Committee. The Performance Measures and weighting assigned to each Performance Measure may be different for different Performance Cycles and for different Participants at the discretion of the Committee.

     8. PAYMENT OF AWARDS. At the discretion of the Committee, Awards may be paid in cash or in Common Shares, or both. Payment shall be made as soon as practicable after conclusion of the Performance Cycle to which the Award relates and after certification by the Committee of the performance level achieved by the Company and the associated Awards earned by Participants. In the absence of unusual circumstances, payment shall be made no later than one-hundred twenty days after the end of the Performance Cycle. If Awards are paid in Common Shares, the number of Common Shares awarded to a Participant shall be determined by dividing the dollar amount of the Participant's Award to be paid in Common Shares by the Market Price of one Common Share at the end of the Performance Cycle. Common Shares awarded under the Plan will be subject to forfeiture until vesting restrictions established by the Committee and contained in the Participation Agreement have been satisfied. Common Shares awarded to a Participant shall be registered in the Participant's name but the certificates evidencing restricted Shares shall be held by the Company during the restriction periods. No such share may be sold, hypothecated or otherwise transferred by a Participant until the applicable restrictions on that share lapse. During the restriction period, the Participant will enjoy all other rights as a shareholder of the Company, including the right to receive dividends declared and paid in respect of such shares and to vote the shares, except that any dividends paid in Common Shares will be held by the Company subject to the same restrictions as the underlying shares.

     9. TERMINATION OF SERVICE. If Termination of Service of a Participant occurs during a Performance Cycle for any reason except death, Disability, Normal Retirement or Early Retirement, the Participant's opportunity to receive an Award for that Performance Cycle shall be forfeited. If Termination of Service of a Participant occurs for any reason except death, Disability, Normal Retirement or Early Retirement, any Common Shares previously received as payment under the Plan and still subject to restrictions shall be forfeited. If death, Disability or Normal Retirement of a Participant occurs during a Performance Cycle, the Participant shall be eligible to receive a pro-rata Award for that Performance Cycle based on a ratio equal to the number of full days of the Participant's Service during the Performance Cycle divided by the number of days in the Performance Cycle. If Early Retirement of a Participant occurs during a Performance Cycle, the Participant shall be eligible to receive a pro-rata Award for that Performance Cycle based on a ratio equal to fifty percent (50%) of the number of full days of the Participant's Service during the Performance Cycle divided by the number of days in the Performance Cycle. If death, Disability, Normal Retirement or Early Retirement of a Participant occurs, any remaining restrictions applicable to any Common Shares previously received as payment under the Plan shall lapse.

     Pro-rata Awards resulting from Termination of Service during a Performance Cycle shall be paid at the same time as normal Awards are paid for the Performance Cycle. Any Common Shares delivered as a part of such Awards shall not be subject to vesting restrictions.

     10. CHANGE OF CONTROL. Upon a Change of Control of the Company before the end of a Performance Cycle, each Participant in that Performance Cycle shall be entitled to receive an Award under the Plan determined by the Committee as follows: (i) the Committee shall assess the Company's performance against the Performance Objectives for the Performance Cycle through the effective date of the Change of Control as if that period were a full Performance Cycle and determine the Award that would have been earned based upon that performance;
(ii) that Award amount shall be prorated in the ratio of the number of days in the Performance Cycle through the effective date of the Change of Control to the full number of days in the Performance Cycle; (iii) the prorated amount shall be the amount of the Award to which the Participant is entitled and the Participant shall be entitled to receive it as soon as practicable after the Committee has determined it. The provisions of the last sentence of Section 6 shall not apply to any determinations made, or actions taken, by the Committee pursuant to this
Section 10. Upon a Change of Control, any remaining restrictions applicable to any Common Shares previously received as payment under the Plan shall lapse and any Common Shares received upon a Change of Control shall not be subject to vesting restrictions.

     11. NEW PARTICIPANTS. Participants may be added to the Plan by the Committee at any time. A Participant added to the Plan during a Performance Cycle shall be eligible to receive a pro-rata Award for that Performance Cycle in an amount determined by the Committee provided that the individual is a Participant in the Plan for at least six months during the Performance Cycle. The pro-rata Award for an individual added to the Plan during a Performance Cycle shall be determined by multiplying the Participant's Award for the Performance Cycle by a ratio equal to the number of days that the individual participates in the Plan during the Performance Cycle divided by the number of days in the Performance Cycle.

     12. SHARES SUBJECT TO THE PLAN. An aggregate of 150,000 Common Shares shall be subject to the Plan. These shares shall be either authorized unissued shares or outstanding shares acquired by or on behalf of the Plan, including shares purchased in the open market. Shares subject to Awards but not earned and Shares awarded but forfeited under the Plan shall again become subject to the Plan if permissible pursuant to Rule 16b-3.

     In the event of a stock dividend, stock split, or other subdivision or combination of the Common Shares, the number of Common Shares subject to the Plan shall be adjusted proportionately. If the outstanding Common Shares are changed or converted into, or exchanged or exchangeable for other securities of the Company or another corporation by reason of a reorganization, merger, reclassification, exchange or combination, an appropriate adjustment shall be made by the Committee, whose determination shall be conclusive, in the number and/or type of securities for which Awards may be made under the Plan, with the objective that the proportionate interests of Participants be maintained at the same level as before the occurrence of such event.

     13. AMENDMENT OR TERMINATION OF THE PLAN. The Plan may be amended, suspended or terminated at any time, with or without notice, by the Committee. However, a majority of the voting power of the securities of the Company entitled to vote and voting must first be obtained in order to (a) materially increase the benefits accruing to Participants under the Plan, (b) increase the number of Common Shares subject to Plan (except for such adjustments as are provided for in Section 12), or (c) materially modify the requirements as to eligibility for participation in the Plan. However, unless required by law or applicable government regulation, no change may be made to the Plan that adversely affects an Award due for a completed Performance Cycle. Upon amendment, suspension or revocation of the Plan, the Committee may, in its sole discretion, authorize the proration or early distribution, or a combination thereof, of Awards under then outstanding Participation Agreements under the Plan.

     14.  OTHER PROVISIONS.

         14.1 Transfer Restrictions. No rights under a Participation Agreement, no Award and no Common Share received by a Participant and still subject to restrictions shall be transferred, assigned, pledged or hypothecated in any way, whether by operation of law (including bankruptcy) or otherwise, except by will or laws of descent and distribution. Upon any attempt to transfer, assign, pledge or hypothecate or otherwise dispose of rights under a Participation Agreement, Awards or Common Shares received by a Participant and still subject to restrictions contrary to the provisions of the Plan, the Participation Agreement shall terminate and the Participant shall have no rights under it, any Award and its associated rights and privileges shall become null and void and any such Common Shares shall be forfeited as provided in Section 8. In the event of a Participant's death,

Awards will be distributed as provided in Section 9 to the Participant's designated beneficiary, or in the absence of such designation, the Participant's estate.

         14.2 Withholding Tax. The Company shall deduct from all Awards paid under the plan any federal, state or local taxes required to be withheld. The Company may, at its election, withhold from Common Share Awards such number of shares as are sufficient to meet the Company's withholding requirements. A Participant may elect, subject to the Committee's approval, to satisfy withholding, in whole or in part, by having the Company withhold Common Shares having a market value (as of the date of withholding) equal to the amount required to be withheld.

         14.3 Effective Date. Subject to shareholder approval of the Plan, the Plan shall become effective January 1, 1995 and shall remain in effect until terminated by the Board.

         14.4 Unfunded Nature of the Plan. Subject to compliance with applicable laws, government regulations and accounting principles, the Company may periodically accrue estimated payouts pursuant to the Plan and charge them as an expense. Accruals for estimated payouts shall not obligate the Company to make payments under the Plan. Each Participant shall be an unsecured creditor regarding the Company's obligations under the Plan. No Participant or any other person shall have as a result of the Plan any interest in any fund or in any specific asset of the Company. No reserve or other asset that the Company may establish or acquire to ensure itself of the funds to provide benefits under the Plan shall serve in any way as security for any Participant or any other person for the Company's performance under the Plan.

         14.5 Right of Employment Denied. Nothing contained in the Plan shall confer upon a Participant any right to be or remain an employee of the Company or shall interfere in any way with the right of the Company at any time to terminate a Participant's Service or employment or to increase or decrease the compensation of a Participant or change a Participant's duties or responsibilities.

         14.6 Headings. The headings contained herein are for purposes of convenience only, and in the event of any conflict with the text of the Plan, the text rather than the headings shall control.

         14.7 Requirements of Law. Awards of Common Shares pursuant to the Plan shall be subject to all applicable laws, rules and regulations, and shall not be made until all required approvals of the proper government agencies have been obtained.

         14.8 Governing Laws. The Plan shall be administered, interpreted and governed under the laws of the State of California.

            THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      OF SOUTHERN CALIFORNIA WATER COMPANY
    R. B. Clark and W. V. Caveney, each with full power to act without the other, are hereby appointed the attorneys and proxies, with full power of substitution, for and in the name of the undersigned to represent and vote in their discretion all stock which the undersigned could represent and vote at the annual meeting of the shareholders of the Southern California Water Company to be held at the Industry Hills Sheraton, One Industry Hills Parkway, City of Industry, California, on Tuesday, April 25, 1995 at 11:00 o'clock A.M., Pacific time, or any adjournment thereof, for the election of Directors, the approval of a Key Executive Long-Term Incentive Plan and upon other matters properly coming before the meeting.

1.  ELECTION OF DIRECTORS          FOR all nominees listed below      WITHHOLD AUTHORITY
                                   (except as marked to the           to vote for all nominees
                                   contrary below)           / /      listed below           / /

 J. E. Auer, W. V. Caveney, R. B. Clark, N. P. Dodge, Jr., R. F. Kathol, L. E.
                              Ross and F. E. Wicks
(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEE(S) WRITE THAT NOMINEE(S) NAME ON THE SPACE PROVIDED BELOW.)

- --------------------------------------------------------------------------------
                  Continued and to be signed on the other side

2.  Approval of a Key Executive Long-Term Incentive Plan.
             / / FOR            / / AGAINST            / / ABSTAIN
3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES, OR CUMULATIVELY AMONG NOMINEES IF CUMULATIVE VOTING APPLIES, AND FOR APPROVAL OF THE KEY EXECUTIVE LONG-TERM INCENTIVE PLAN.

                                                       (NOTE: Signature should
                                                       agree with name hereon.
                                                       When signing as attorney,
                                                       executor, administrator,
                                                       trustee, guardian, or
                                                       corporate officer, please
                                                       give full title as such.
                                                       All joint owners should
                                                       sign.)

                                                       -------------------------
                                                               Signature

                                                       -------------------------
                                                               Signature
                                                                            1995
                                                       --------------------
                                                                 Date

    IMPORTANT: Please mark, date, sign and return this Proxy promptly in the enclosed envelope.